Exhibit 10.38

                        TURNKEY CONTRACT

                             between


              OFFSHORE SPECIALTY FABRICATORS, INC.
                          (Contractor)

                               and


             Freeport-McMoRan Sulphur LLC (Company)


                             for the


                   REMOVAL, SITE CLEARANCE AND
                          SCRAPPING OF
                       MAIN PASS BLOCK 299

      THIS TURNKEY CONTRACT (the "Contract") is made this the ______ day of March, 2002 by and between Freeport-McMoRan Sulphur LLC (hereinafter "COMPANY" or "Freeport"), a Delaware limited liability company with its principal office at 1615 Poydras Street, New Orleans, Louisiana 70112 and Offshore Specialty Fabricators, Inc. (hereinafter "CONTRACTOR" or "OSFI"), a Louisiana corporation with its principal office at 115 Menard Road, Houma, Louisiana 70363 (collectively COMPANY and CONTRACTOR are referred to as the "Parties" and individually as "Party").

                           WITNESSETH

      WHEREAS, COMPANY requires CONTRACTOR to perform certain reclamation and abandonment services with respect to those facilities (the "Sulphur Facilities") on COMPANY's Sulphur and Salt Lease, OCS-G 9372, located in Main Pass Block 299 (the "Sulphur Lease") in the Federal Domain, Offshore Louisiana, in accordance with the description of the Work as provided in this Contract and in accordance with applicable governmental laws, regulations and procedures; and

      WHEREAS, CONTRACTOR is willing and capable of providing the facilities, equipment, vessels, supplies and material (collectively the "Equipment") and the labor and supervision
(collectively  the  "Personnel") and any  other  items  that  are necessary or appropriate to perform such reclamation and abandonment services as required by COMPANY.

     NOW, THEREFORE, for and in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1.   WORK TO BE PERFORMED

          CONTRACTOR shall provide to COMPANY, the Equipment, Personnel and any other items that are necessary or appropriate in order to perform and CONTRACTOR will perform the work or services in connection with the abandonment and removal of the Phase 1 Facilities and Phase 2 Facilities, as described below and in Exhibits A and B (the "Work"). CONTRACTOR has assured itself that it can do the Work on the terms specified herein.

          CONTRACTOR shall perform the WORK in two phases. In Phase 1, CONTRACTOR shall remove any and all facilities located on the Sulphur Lease, except Production Platform No. 1, Production Platform No. 2, Bridge 10, Bridge 11, Bridge 12, Bridge 13, the BS-8 Facility, the BS-9 Facility, the Y-7 Facility, the BS-2 Facility, the Storage and Loading Facility, and the Control Platform (the "Phase 2 Facilities"). The facilities to be removed during Phase 1 are shown on Exhibit A and are hereby referred to as "Phase 1 Facilities". In Phase 2, CONTRACTOR shall remove the Phase 2 Facilities promptly following the determination that such facilities will not be employed for any traditional or alternative use or at such times as their removal is required by the MMS. It is contemplated that some of the Phase 2 Facilities will be made the subject of
          agreements  with  third  parties  for  such  usage   in
          connection with which the entire responsibility for reclamation and abandonment will be assumed by such third party or third parties. Once such third party or third parties provide all necessary bonding or other financial assurances for reclamation, these facilities will be removed from the set of Phase 2 Facilities for which CONTRACTOR is responsible hereunder.

     2.   PERIOD OF CONTRACT:

          This Contract shall commence on a date to be mutually agreed by the Parties and continue until the Work is completed and COMPANY has inspected and accepted the Work or CONTRACTOR is instructed to cease by COMPANY, which instruction may be given any time when CONTRACTOR has failed to remedy a default under this Contract within five (5) days following COMPANY's written notice to CONTRACTOR advising of the default.

     3.   COMPENSATION:

          As full compensation for the performance of the Work and for COMPANY's share of those services to be provided under that Turnkey Contract, between COMPANY and CONTRACTOR, for the Removal, Site Clearance, and Scrapping of the Caminada Mine, CONTRACTOR shall be entitled to receive COMPANY's right, title, and interest in (i) the M/V E.W. Lutz; (ii) the leasehold rights for the Venice Base facility, located in Venice, Louisiana (the "Venice Base"), pursuant to that Agreement of Lease, dated April 20, 1990, between the Louisiana Fruit Company, as lessor, and Freeport-McMoRan Resource Partners, Limited Partnership, as lessee (the "Louisiana Fruit Lease") and certain equipment and other property located on the Louisiana Fruit Lease (the "Venice Base Assets"); and (iii) those living quarters, formerly located on the Sulphur Lease and now located in CONTRACTOR's yard in Houma,
          Louisiana (the "Louisiana Assets"). CONTRACTOR shall also be entitled to receive certain monies in the Main Pass Trust Account, as CONTRACTOR completes the reclamation and removal of individual facilities, as further provided in Paragraph 4. This compensation is inclusive of all Equipment, Personnel, and any other terms required to perform the WORK to COMPANY's satisfaction. Except as otherwise provided herein, CONTRACTOR shall be entitled to no other compensation of any kind. Promptly following the execution hereof, COMPANY will convey the Louisiana Assets to CONTRACTOR.

     4.   PAYMENT AND TERMS:

          CONTRACTOR shall be entitled to payment from the Main Pass Trust Account only upon the completion of certain threshold degrees of Phase 1 reclamation: upon completion of 25% of the abandonment and removal of Phase 1 Facilities, CONTRACTOR shall be entitled to receive 25% of the monies paid into the Main Pass Trust Account; likewise upon the completion of 50%, 75%, and 100% of the abandonment and removal of Phase 1 Facilities, CONTRACTOR shall be entitled to receive 50%, 75%, and 100% of all monies theretofore paid into the Main Pass Trust Account. However, before payment, OSFI must establish, to Freeport's satisfaction, that the Phase 1 Facilities covered thereby have been abandoned and removed in accordance with all applicable regulations, as further provided Section 9. In the event of default and it becomes necessary for OSFI to file suit to collect amounts due, OSFI will be entitled to interest on the unpaid amounts due at the rate of 2% above the prime lending rate per annum of JP Morgan Chase Bank from date of judicial demand plus reasonable attorney fees and expenses, provided that if any amount claimed to be due by CONTRACTOR is disputed in good faith, reasonable efforts will first be made to amicably resolve the dispute.

          COMPANY and CONTRACTOR shall share, on a 50/50 basis, any Contingent Payments as defined in (iii) below.
          That said, the following amounts shall be placed in the Main Pass Trust Account:

          (i) The proceeds from the sale of Lease OCS-G 12362, from COMPANY and CONTRACTOR to Chevron U.S.A.
               Inc.,  pursuant  to that letter  agreement,  dated
               March 27, 2002;

          (ii) The initial $5 million in proceeds from the sale of Lease OCS-G 9372, Production Platforms 1 and 2, and certain other facilities, from COMPANY and CONTRACTOR to Canadian Crude Separators, Inc. (or any affiliate of Canadian Crude Separators, Inc.), pursuant to that letter of intent, dated March 15, 2002 or the initial proceeds from any replacement transaction should this transaction not be completed, exclusive of any Contingent Payments; and

          (iii) CONTRACTOR's 50% share of any payments ("Contingent Payments"), which COMPANY and CONTRACTOR obtain as net profits or net proceeds from Canadian or any other party, other than the amounts described in (ii) above. However, when CONTRACTOR completes all Phase 2 reclamation or when the monies in the Main Pass Trust Account are sufficient to fund the
               Phase 2 reclamation that CONTRACTOR has yet to conduct, then CONTRACTOR shall be entitled to receive its 50% share of the Contingent Payments described herein.

     5.   OBLIGATIONS OF COMPANY:

          COMPANY will be responsible for all cost associated with removing and disposing of all hazardous waste associated with the Sulphur Facilities. There will be no transfer of ownership and responsibility of such hazardous materials for which COMPANY is responsible, limited to the extent that CONTRACTOR must notify COMPANY of the existence of any hazardous waste found at the facility.

     6.   OBLIGATIONS OF CONTRACTOR:

          Except  as  otherwise expressly provided  for  in  this
          Contract,   CONTRACTOR  shall  furnish   all   of   the
          Personnel, Equipment and any other items that are necessary or appropriate to perform the Work, and will bear all costs and expenses involved in the maintenance, repair and operation of the Equipment and the performance of the Work. The Personnel shall be trained and efficient and qualified to perform the Work and the Equipment shall be adequate, serviceable and maintained in first-class operating condition and CONTRACTOR shall cause the Equipment to be seaworthy, to the extent applicable. CONTRACTOR shall also as part of the Work apply for and obtain all governmental permits and approvals required for the Work. Prior to the removal of any of the Phase 1 Facilities or Phase 2 Facilities, COMPANY shall have the right to designate and retain any equipment located on such facilities. Except with respect to equipment so designated, CONTRACTOR shall own, immediately upon their removal, any facilities or property that it removes in the course of the Work. CONTRACTOR shall be in full possession and control of the facilities and property covered hereunder from the date hereof until completion of the Work.

     7.   WORK SCHEDULE:

          The Work schedule shall be as set out by OSFI, provided that the Work must be commenced within 30 days following completion of reclamation of the Caminada
          Mine and approval by the MMS. Phase 1 must be completed as soon as practicable but not later than 12 months after final government permitting and/or delays from COMPANY or COMPANY's subcontractors or any shorter time frame as may be practicable and stipulated by the MMS. CONTRACTOR will include in its Work schedule sufficient time for COMPANY to remove any materials for which COMPANY has the obligation to remove under this Contract. CONTRACTOR will allow COMPANY to use its quarters and facilities at $60.00/man/day and transportation to and from the OSFI's dock to assist COMPANY in the removal of any such materials. CONTRACTOR will be liable for all costs associated with Government penalties, bonding requirements or extensions for exceeding the stipulated removal window. COMPANY will determine the timing and commencement of the removal of the Phase 2 Facilities, taking into account their potential for continued use.

     8.   COMPLIANCE WITH APPLICABLE LAW:

          CONTRACTOR and its Personnel shall comply with all applicable governmental laws, regulations and procedures, including but not limited to those of the Minerals Management Service and all other regulatory agencies pertaining to safety, health and the environment, and CONTRACTOR shall indemnity, hold harmless and defend COMPANY from and against all claims, fines, damages or losses arising out of CONTRACTOR's (including its subcontractors') failure to comply. CONTRACTOR shall consult with COMPANY in determining the need for permits and authorizations, shall make application for and obtain all necessary permits and authorizations, and shall provide COMPANY with copies of all applications, permits, and authorizations obtained as part of the Work. CONTRACTOR shall cause its Personnel to be adequately trained in safety procedures as they pertain to their duties. CONTRACTOR shall familiarize itself with the COMPANY's Safety Practices, and follow the same where applicable. CONTRACTOR shall furnish COMPANY a copy of its accident report covering each accident involving any Personnel occurring in connection with, or during the performance of this CONTRACT within twenty-four
          (24) hours after the accident occurs. CONTRACTOR may contact COMPANY's Accident Prevention Representative at any time to discuss safety precautions.

     9.   ACCESS, INSPECTIONS AND ACCEPTANCE:

          CONTRACTOR will provide COMPANY's representative(s) with access to its Equipment and the Work site at all times, and will provide safe and proper inspection facilities to such representatives to allow them to inspect the Work. The costs of providing such access and inspection facilities is included in the Compensation. CONTRACTOR will notify COMPANY as each segment of the Work is completed and at the completion of all of the Work, and in each case a COMPANY representative will inspect any Work that is reasonably susceptible of inspection at that time and advise CONTRACTOR's representative of any deficiencies found in the course of each such inspection or indicate its acceptance. COMPANY's final acceptance is conditioned upon the acceptance by both a COMPANY representative and the Minerals Management Service. Nothing contained in this paragraph shall in any way diminish CONTRACTOR's obligations under Article 16 of this Contract.

          Promptly following completion of each material part of the Work, CONTRACTOR will provide to COMPANY a written certificate which certifies to COMPANY that that part of the Work has been completed in accordance with this Contract, including but not limited to compliance with all applicable MMS and other governmental laws, regulations and procedures.

     10.  INDEMNITIES:

          For purposes of this indemnification section, the term "CONTRACTOR GROUP" is used as a reference individually and collectively for CONTRACTOR and its parent, subsidiary and affiliated companies, CONTRACTOR's subcontractors and its and all of their officers, directors, employees, agents, assigns, representatives, contractors, and subcontractors, and the subrogees of said parties. Similarly, the term "COMPANY GROUP" is used individually and collectively for COMPANY and its parent, subsidiary and affiliated companies, its coventuners, co-parties, joint working inter owners, contractors and subcontractors (excluding Contractor and its subcontractors) and its and their officers, directors, employees, agents, assigns and representatives and the subrogees of said parties.

          10.1 CONTRACTOR shall be liable in any case of loss or damage to CONTRACTOR GROUP's equipment, barges, tugs and other Equipment, whether owned, chartered, borrowed or rented by CONTRACTOR GROUP arising out of or relating to CONTRACTOR's performance under this Agreement and REGARDLESS OF WHETHER CAUSED OR BROUGHT ABOUT BY CONTRACTOR GROUP'S OR COMPANY GROUP'S NEGLIGENCE (INCLUDING SOLE, JOINT CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE) OR ANY OTHER THEORY OF LEGAL LIABILITY, INCLUDING STRICT LIABILITY, THE UNSEAWORTHINESS OF ANY VESSEL OR THE UNAIRWORTHINESS OF ANY AIRCRAFT, and CONTRACTOR shall release, defend, protect, indemnify and hold harmless COMPANY GROUP from and against any loss, cost, claim, obligation to indemnify another, suit, judgment, award or damage (including reasonable attorney's fees and expenses) on account of such loss or damage.

          10.2 CONTRACTOR shall be liable in any case of illness, injury or death, suffered by CONTRACTOR GROUP's employees and other Personnel arising out of or relating to CONTRACTOR's performance under this Agreement AND REGARDLESS OF WHETHER CAUSED OR BROUGHT ABOUT BY CONTRACTOR GROUP'S OR COMPANY GROUP'S NEGLIGENCE (INCLUDING SOLE, JOINT, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE) OR ANY OTHER THEORY OF LEGAL LIABILITY, INCLUDING STRICT LIABILITY, THE UNSEAWORTHINESS OF ANY VESSEL, OR THE UNAIRWORTHINESS OF ANY AIRCRAFT, and CONTRACTOR shall release, defend, protect, indemnify and hold harmless COMPANY GROUP from and against any loss, cost, claim, obligation to indemnify another, suit, judgment, award or damage (including reasonable attorney's fees and expenses) on account of any such illness, injury, or death.

          10.3 COMPANY shall be liable in any case of loss or damage to COMPANY GROUP's property which is the subject of the Work, equipment, barges, and tugs, either owned or rented and operated by COMPANY GROUP, arising out of or relating to its performance under the Agreement AND REGARDLESS OF WHETHER CAUSED OR BROUGHT ABOUT BY COMPANY GROUP'S OR CONTRACTOR GROUP'S NEGLIGENCE (INCLUDING SOLE, JOINT, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE) OR ANY OTHER THEORY OF LEGAL LIABILITY, INCLUDING STRICT LIABILITY OR THE UNSEAWORTHINESS OF ANY VESSEL, and COMPANY shall release, defend, protect, indemnify and hold harmless CONTRACTOR GROUP from and against any loss, cost, claim, obligation to indemnify another, suit, judgment, award or damage (including reasonable attorney's fees and expenses) on account of such loss or damage. However, COMPANY shall not owe this release and indemnification with respect to any COMPANY GROUP property which is lost or damaged prior to the effective date hereof.

          10.4 COMPANY shall be liable in any case of illness, injury or death, suffered by COMPANY GROUP's employees arising out of or relating to its performance under the Agreement AND REGARDLESS OF WHETHER CAUSED OR BROUGHT ABOUT BY COMPANY GROUP'S OR CONTRACTOR GROUP'S NEGLIGENCE (INCLUDING SOLE, JOINT, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE) OR ANY OTHER THEORY OF LEGAL LIABILITY, INCLUDING STRICT LIABILITY OR THE UNSEAWORTHINESS OF ANY VESSEL, and COMPANY shall release, defend, protect, indemnify and hold harmless CONTRACTOR GROUP from and against any loss, cost, claim, obligation to indemnify another, suit, judgment, award or damage (including reasonable attorney's fees and expenses) on account of any such illness, injury or death.

          10.5 The indemnity obligations voluntarily assumed by CONTRACTOR and COMPANY under this Clause shall be supported by available liability insurance in at least the amounts listed below, which shall be primary to any other insurance provided by the Party being indemnified herein. COMPANY and CONTRACTOR agree to have their underwriters name each other as additional assureds but only to the extent of the indemnity obligations assumed hereunder and to secure full and complete waivers of subrogation in the policies covering such illness, injury or death and damage to or loss or destruction of property, to the extent of the indemnity obligations assumed hereunder. Such additional assureds shall be entitled to the full limits of all policies actually obtained, including excess or umbrella insurances, to the extent of the indemnity obligations assumed hereunder). The limits and coverages of the said insurances shall in no way limit the liabilities or obligations assumed by the Parties under this Clause. If it is judicially determined that the monetary limits of insurance required hereunder or the indemnities assumed under this Clause exceed the maximum monetary limits or scope permitted under applicable law, it is agreed that said insurance requirements or indemnities shall automatically be amended to conform to the maximum monetary limits or scope permitted under such law. To the extent that a Party has assumed liability under this Contract, it shall likewise be obligated to pay the applicable deductibles or retainages provided in the applicable insurance policies.

     11.  INSURANCE:

          11.1 CONTRACTOR agrees to carry or cause to be carried with an insurance company or companies satisfactory to COMPANY and authorized to do business in the areas of operation covered under this Contract, insurance coverage with limits of not less than those set forth in this Article, such coverage to include, but not be limited to, liability assumed under the indemnity and hold harmless provisions of this Contract. Each policy shall also comply with the requirements set out in
               Section 10.5 of this Contract.

               CONTRACTOR shall provide the COMPANY a certificate evidencing the required insurance and shall require its subcontractors to carry similar insurance to that which it is required to carry.

               (i) Workers' Compensation and Employer's Liability Insurance with limits of liability of not less than One Million Dollars ($1,000,000.) covering all of CONTRACTOR's employees, and all employees of any subcontractor engaged in the Work to be performed hereunder;
               (ii) Comprehensive General Liability including Contractual
                    Liability.
                    Bodily Injury       $1,000,000.00 each person
                                   $1,000,000.00 each occurrence
                    Property   Damage       $1,000,000.00    each
                    occurrence
               (iii)      Protection  and Indemnity insurance  on
                    Form  SP-23 or equivalent endorsed to include
                    collision,    contractual    and    pollution
                    liability  coverage with limits of  not  less
                    than $1 million.
               (iv) Hull and Machinery coverage on all risk basis
                    for the fair market value of the vessel.
               (v)  Excess liability insurance with limits of not
                    less than $10MM.
               (vi) In  addition, for all Work performed  in  any
                    navigable  waters, including but not  limited
                    to  any  bay,  lake,  river  or  stream,  the
                    following    insurance    requirements    are
                    applicable:
                    Endorsements to the Workers' Compensation and Employer's Liability policy extending the policy to provide when applicable:

                    (a) Federal Longshoremen's and Harbor Workers Compensation insurance and extended to the Outer Continental Shelf.
(b) Extension of Coverage B to provide Employer's Liability under Admiralty jurisdiction including the Jones Act, with Marine and Voluntary Compensation endorsed for transportation, maintenance, wages and cure with limits of not less than U.S.
$500,000.00 per person, U.S. $500,000.00 per occurrence.
                    (c)  In Rem Endorsement;
                    (d) Extension of territorial limits to include the areas of operation under this Contract.

                    Endorsements  to  the  Comprehensive  General
                    Liability policy extending the policy to provide:

                    (a) Deletion of watercraft exclusion provision to cover all vessels not insured under a Protection and Indemnity policy.
                    (b)  In Rem Endorsement.
                    (c) Extension or territorial limits to include the areas of operation under this Contract.

     12.  FORCE MAJEURE:

          Any delays in or failures of performance by either party shall not constitute default hereunder or give rise to any claims for damages, if and to the extent such delays or failures of performance are caused by occurrences of Force Majeure. For purposes of this Contract, Force Majeure includes, but is not limited to, acts of God, acts of the public enemy, laws and regulations, wars or warlike action (whether actual or impending) arrests and other restraints of government (civil or military), blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, sabotage, tropical storms and hurricanes, civil disturbances, tidal waves, explosions, confiscation or seizure by any government or other public authority, and any other causes, whether of the kind herein enumerated or otherwise, that are not reasonably within the control of the Party claiming a suspension and that could not have been overcome by the exercise of ordinary diligence but shall not include COMPANY's obligations to make payments to CONTRACTOR. The Party experiencing Force Majeure shall notify the other Party with reasonable promptness of the existence of any such Force Majeure and the probable duration thereof, and shall provide the other Party from time to time with correct information concerning same. The Party experiencing Force Majeure shall take all reasonable actions to remove the cause of Force Majeure. In no event shall Force Majeure excuse the failure to pay amounts due, to honor indemnity obligations under this Contract or release CONTRACTOR from the performance of the Work hereunder, given appropriate delays due to Force Majeure events.

          13.                      NOTICES:

          All notices, requests and other communications between the Parties hereunder will be in writing and shall be effective when delivered by hand or when faxed to the party to which it is directed at the following respective addresses/fax numbers:

          COMPANY:
                 Freeport        McMoRan       Sulphur        LLC
1615 Poydras Street
          New Orleans, LA  70112
          Attention: David C. Landry
                 V.P. & General Manager
          Fax No.:  504.582.4339

          CONTRACTOR:
          Offshore Specialty Fabricators, Inc.
          115 Menard Road/P.O. Box 1420
          Houma, Louisiana 70363/70361
          Attention: Jay Henderson
                         V.P.  and  General  Manager  -  Offshore
Division
          FAX No.:  985.868.0711

     14.  LAW:

          AS THIS CONTRACT IS MARITIME IN NATURE, THIS CONTRACT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH UNITED STATES GENERAL MARITIME LAW EXCLUDING ANY CONFLICTS OF LAWS PRINCIPLES WHICH WOULD DIRECT THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION TO APPLY.

     15.  ASSIGNABILITY:

          Neither Party shall have the right to assign its obligations under this Contract without the prior written consent of the other Party.

     16.  WARRANTIES:

          CONTRACTOR hereby warrants and guarantees the Work which CONTRACTOR and its subcontractors perform under this Contract to be free of defects and deficiencies until the earlier to occur of: (a) six (6) months following the acceptance of the Work by COMPANY, or (b) the date on which the Minerals Management Service has inspected and approved the Work. Upon receipt of notice from OWNER, CONTRACTOR will promptly correct the defect or deficiency, at CONTRACTOR's sole expense. The above undertakings are in lieu of any other warranty of materials or workmanship by CONTRACTOR and all other implied warranties, including any of merchantability, fitness for a particular purpose or workmanlike performance are excluded, and except as provided in this paragraph, CONTRACTOR shall not be liable for any claims based on defective workmanship or material regardless of the cause and even if caused by CONTRACTOR's negligence.

     17.  CONSEQUENTIAL DAMAGES:

          Notwithstanding anything to the contrary contained elsewhere herein, neither CONTRACTOR (including its subcontractors) nor COMPANY (including its other contractors) shall be liable to the other for any consequential, indirect or punitive damages of any kind or character, including, but not limited to, loss of use, loss of profit, loss of revenue, loss of product or production, reservoir damage, or loss of hole damage due to blowout or cratering, whenever arising under this Contract or as a result of, relating to or in connection with the Work hereunder, REGARDLESS OF WHETHER SUCH CLAIM IS BASED OR CLAIMED TO BE BASED ON NEGLIGENCE (INCLUDING SOLE, JOINT, ACTIVE, PASSIVE OR
          CONCURRENT         NEGLIGENCE),        UNSEAWORTHINESS,
          UNAIRWORTHINESS, FAULT, BREACH OF WARRANTY, BREACH OF CONTRACT, STATUTE, STRICT LIABILITY OR OTHERWISE.

     18.  THIRD PARTIES:

          Except as specifically set forth elsewhere herein, this contract shall not be construed to confer any benefit on any third party not a Party to this Contract nor shall it provide any rights to such third party to enforce its provisions.

     19.  WAIVER:

          No benefit or right accruing to either Party under this Contract shall be waived unless the waiver is reduced to writing and signed by both Parties to this Contract. The failure of either Party to exercise any of its rights under this Contract shall in no way constitute a waiver of those rights, nor shall such failure excuse the other Party from any of its obligations under this Contract.

     20.  POLLUTION:

          With respect to pollution control and removal, the distribution of risks shall be as follows:

          20.1 CONTRACTOR shall exercise all reasonable diligence to conduct its operations in a manner that will prevent pollution or contamination and CONTRACTOR shall endeavor to comply with all applicable laws, ordinances, permits, rules, regulations and lease or contract provisions regarding pollution. CONTRACTOR shall not permit trash, waste oil, bilge water, or other pollutants to be discharged or to escape from CONTRACTOR's equipment into the waterways or seat. CONTRACTOR will take all reasonable measures to instruct its personnel in such matters and to prevent such pollution or contamination and will clean up any pollution caused by it in the course of operations under the Contract. The intent of this Clause is not to limit or conflict with the responsibilities of CONTRACTOR or the COMPANY as further defined within the Contract.

          20.2 CONTRACTOR's Responsibilities:
                  CONTRACTOR shall assume all responsibility for,
               and release, defend, protect, indemnify and hold harmless COMPANY GROUP from and against any loss, cost, suit, judgment, award, obligation to indemnify another, or damage arising out of or relating to pollution or contamination, including the cost of control and removal of pollution and contamination which

               (i) originates on or above the surface of the land or water from spills or leaks of fuel, lubricants, motor oil, pipe dope, paints, solvents, ballasts, bilge, garbage, sewerage, scrap steel and other materials in
                    CONTRACTOR's possession and control, REGARDLESS OF WHETHER CAUSED BY CONTRACTOR'S OR COMPANY'S NEGLIGENCE OF OTHER FAULT or

               (ii)   results  from leakage or other uncontrolled
                    flow of oil, gas, water, or any combination thereof, from pipelines, including lines on or in submerged lands, which are ruptured or damaged by CONTRACTOR GROUP's rigs, barges, vessels, anchors or other equipment, regardless of whether caused by CONTRACTOR's negligence or others fault.

          20.3 COMPANY's Responsibilities:
               COMPANY shall assume all responsibility for, and release, defend, protect, indemnify and hold harmless CONTRACTOR GROUP from and against any loss, cost, suit, demand, judgment, award, obligation to indemnify another, or damage arising out of or relating to pollution or contamination, including control and removal, which:

               (i) originates on or above the surface of the land or water from spills or leaks of fuel, lubricants, motor oil, pipe dope, paints, solvents, ballasts, bilge, garbage, sewerage, scrap steel and other materials emanating from COMPANY's or COMPANY's other contractors' vessels or equipment from the facilities and equipment which are to be included therein (other than from CONTRACTOR's Work), REGARDLESS
                    OF WHETHER CAUSED BY CONTRACTOR'S NEGLIGENCE OF OTHER
                    FAULT; or

               (ii) results from fire, blowout, cratering, seepage, or any other uncontrolled flow, from the surface or the subsurface of oil, gas, water, or any combination thereof, from wells located in or connected with the facilities included in the Work during the conduct of operations hereunder AND REGARDLESS OF WHETHER CAUSED BY COMPANY'S OR CONTRACTOR'S NEGLIGENCE OR OTHER FAULT; or

               (iii)     results from leakage or other uncontrolled flow of oil,
                    gas, water, or any combination thereof, from pipelines, or third party vessels, including lines on or in submerged lands, which are ruptured or damaged by COMPANY's or COMPANY's other contractors' rig, barge, anchors or other equipment, IF CAUSED BY COMPANY'S NEGLIGENCE.

     21.  INDEPENDENT CONTRACTOR:

          For all purposes under the terms of this Contract, CONTRACTOR shall be considered an independent contractor vis-a-vis COMPANY, and this Contract shall not be deemed to have created a partnership or joint venture between the parties with regard to the Work to be performed hereunder, it being understood that COMPANY shall have no control over the details of the Work to be performed hereunder, COMPANY being interested only in the results obtained.

     22.  DEFAULT AND TERMINATION:

          If CONTRACTOR or any subcontractor materially breaches any provision hereof or becomes insolvent, enters voluntary or involuntary bankruptcy or receivership proceeding or makes an assignment for benefit of creditors, COMPANY shall have the right (in addition to any other rights or remedies it may have) to terminate this Contract by giving CONTRACTOR written notice;
          whereupon COMPANY shall be relieved of all further obligations hereunder, except to pay the reasonable value of CONTRACTOR's prior performance; and CONTRACTOR shall be liable to COMPANY for all costs incurred by COMPANY in affecting completion of performance in excess of the Compensation hereunder. COMPANY shall be entitled to offset the amount of its payment obligation as described above against the reasonably anticipated amount of the costs for which CONTRACTOR is liable as described above. COMPANY's obligations hereunder shall not be affected by any previous waiver, forbearance or course of dealing. Time is of the essence hereof.

     23.  ENTIRE AGREEMENT.

          This Contract, Exhibit A, and Exhibit B form the entire agreement between the Parties. Exhibit A and Exhibit B are specifically adopted herein and made a part hereof.

     IN WITNESS WHEREOF, the parties have executed this Contract, as of the date herein above set forth.


OFFSHORE SPECIALTY FABRICATORS, INC.:

   /s/ Rocky Hendersen
  ----------------------------
By:    Rocky Hendersen
Title: President

Freeport-McMoRan Sulphur LLC

    /s/ David C. Landry
   ---------------------------
By: David C. Landry
Title: Vice President and General Manager